EXHIBIT 11
                              BULL RUN CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                (Dollars in thousands, except amounts per share)

                                                                           THREE MONTHS ENDED
                                                                                 MARCH 31

                                                                          1996              1995
                                                                          ----              ----
PRIMARY:
      Income before cumulative effect of
         accounting change................................              $    49          $    268
      Cumulative effect of accounting
         change...........................................                  (274)
                                                                          -------         -------
      Net income (loss)...................................               $  (225)        $    268
                                                                         ========        ========

Primary shares:
     Weighted average number of shares
        outstanding.......................................                22,123           22,137
     Assuming exercise of options.........................                   990              934
                                                                         -------          -------
     Weighted average number of shares
        outstanding, as adjusted..........................                23,113           23,071
                                                                          ======           ======

Primary earnings per share:
     Income before cumulative effect of
         accounting change.....................                          $  .00            $  .01
     Cumulative effect of accounting
         change................................                            (.01)
                                                                           -----            -----
     Net income (loss)....................................               $ (.01)           $  .01
                                                                         =======           ======

ASSUMING FULL DILUTION:
      Income before cumulative effect of
         accounting change................................              $    49          $    268
      Cumulative effect of accounting
         change...........................................                 (274)
                                                                         -------          -------
      Net income (loss)...................................              $  (225)         $    268
                                                                        ========         ========

Fully diluted shares:
     Weighted average number of shares
        outstanding ......................................                22,123           22,137
     Assuming exercise of options.........................                   990            1,082
                                                                         -------          -------
     Weighted average number of shares
        outstanding, as adjusted..........................                23,113           23,219
                                                                          ======           ======

Fully diluted earnings per share:
     Income before cumulative effect of
         accounting change................................               $  .00            $  .01
     Cumulative effect of accounting
         change...........................................                 (.01)
                                                                           -----            -----
     Net income (loss)....................................               $ (.01)           $  .01
                                                                         =======           ======


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